EXHIBIT 99.1
PR Contact:	Mark Haugejorde, President
XFormity, Inc.
Phone: (972) 661-1200

Microsoft and XFormity Team Up to Offer Integrated Business and Financial Management Solutions Suite
for the Foodservice Industry

Fully-Hosted Service Enables Franchisees to Cost-Effectively
Manage and Analyze Business Data

GRAPEVINE, Texas, November 7, 2005 - Today at the International Foodservice Technology Exposition, Microsoft Corp. and XFormity Inc. will announce the availability of BPx, the next version of XFormity's integrated business intelligence and financial management offering that provides the foodservice industry with a cost-effective and flexible solution for managing and analyzing business data. The latest version of BPx combines XFormity's proven data integration capabilities with the powerful financial accounting and business analytics tools of Microsoft Business Solutions-Great Plains®.

With the enhanced hosted solution that uses the interoperability and integration advantages of the Microsoft® .NET Framework, foodservice organizations can have direct integration between the home office accounting system and in-store data, including cash management, labor and food costs, enabling them to make faster, more-informed business decisions by gaining better insight into the key metrics that drive profitability.

By providing the BPx solution via a hosted service, foodservice operators of any size can achieve even greater cost savings through reduced setup and maintenance costs, reduced IT overhead and accounting labor, and better-quality data.

"For quick service restaurant franchisees, having a one-stop IT shop that can provide both an integrated view of our financials while reducing the cost and headache of IT management is a huge relief," said Shawn Taylor, CEO of Family EATS and owner of 28 Taco Bell restaurants in Houston. "XFormity's ability to continuously evolve and enhance its technology has allowed us to get an accurate view of our business and drive tangible results quickly and efficiently."

"As part of our Connected Franchise vision, we will offer our customer base a wide range of Microsoft products, from Microsoft Office to Microsoft Dynamics(TM)," said Chris Ball, general manager and COO of XFormity. "The marketplace has emphatically endorsed the standardization of data movement from the point of sale to the general ledger and all points between."

"XFormity's BPx is a solution for any foodservice operators, particularly small to midsize franchisee operators, who want to save time and money and run their operations more effectively," said Tom Litchford, industry director for the Retail & Hospitality Industry Solutions Unit at Microsoft. "We are very pleased to be working with XFormity to combine our technologies into a valuable and affordable solution that fills a need in the foodservice industry."

XFormity's BPx solution is also a key solution offering within Microsoft Smarter Hospitality. Microsoft Smarter Hospitality was launched last year with XFormity as an active industry partner committed to delivering solutions and services that align with the Smarter Hospitality vision.

About Microsoft Smarter Hospitality

Microsoft Smarter Hospitality is a comprehensive solutions framework for enabling the next generation of hospitality innovation. Consisting of Smarter Guest Experience, Smarter Service and Smarter Operations, Smarter Hospitality leverages current IT investments and the familiar technologies in the guests' or employees' hands to create more engaging and empowering guest experiences, while laying the groundwork for future innovations. More information can be found at http://www.microsoft.com/smarthospitality.

About XFormity

XFormity Inc. designs and implements superior data solutions for large and mid-size clients, with a focus in the Quick Service Restaurant industry. The Company, along with its strategic partner SEI, is able to rapidly roll out flexible, extensible solutions to offer an immediate ROI to the customer. More information about XFormity (OTC Bulletin Board: XFMY) is available at http://www.xformity.com.

About Microsoft

Founded in 1975, Microsoft (Nasdaq "MSFT") is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Microsoft, Great Plains and Microsoft Dynamics are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Safe Harbor for Forward Looking Statements

The statements contained in this press release may include certain projections and forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve a number of risks and uncertainties. Such statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such expectations will be achieved and that actual results could differ materially from those described. Actual results of future operations of XFormity Technologies, Inc. may differ materially from those indicated by these forward looking statements as a result of various important factors, including, but not limited to, those discussed in the Risk Factors sections of reports filed by XFormity Technologies, Inc. with the Securities and Exchange Commission.